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                                                                     EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-20285) and in the Registration Statements on Form S-8 (Nos. 33-1795, 33-20285, 33-46179, 33-65246 and 33-64747) of Roto-Rooter, Inc. of our report dated February 1, 1996 appearing on page 9 of the 1995 Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-2 of this Form 10-K.

/s/ Price Waterhouse LLP
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PRICE WATERHOUSE LLP

Cincinnati, Ohio
March 28, 1996